UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 2, 2009
NBC Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-48225	47-0793347
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
4700 South 19th Street
Lincoln, NE 68501-0529
(Address of principal executive offices)
(402) 421-7300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.3
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry Into a Material Definitive Agreement.
     On October 2, 2009 (the “Closing Date”), in connection with completion of Nebraska Book Company, Inc.’s (“Nebraska Book”), wholly-owned subsidiary of NBC Acquisition Corp. (the “Company”), offering of $200.0 million aggregate principal amount Senior Secured Notes due December 2011 (the “Notes”), the Company entered into an amended and restated credit agreement (the “ABL Credit Agreement”) among the Company, Nebraska Book and the Company’s parent, NBC Holdings Corp. (“NBC Holdings”), the lenders party thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”) as the administrative agent and the other agents party thereto. The ABL Credit Agreement provides Nebraska Book with an asset-based revolving credit line of up to $75 million (less outstanding letters of credit and subject to a borrowing base). The obligations under the ABL Credit Agreement are guaranteed by the Company, NBC Holdings and the subsidiaries of Nebraska Book (the “Guarantors”) and are secured by a first-priority lien on substantially all of Nebraska Book’s and the Guarantors’ tangible and intangible assets, including real property, fixtures and equipment owned or acquired in the future by Nebraska Book and the Guarantors (the “ABL Collateral”).
     Nebraska Book used the proceeds from the offering of the Notes to repay all outstanding term loans under its existing senior secured credit facilities (“Existing Facilities”).
     The ABL Credit Agreement and the Indenture, dated as of the Closing Date (the “Indenture”), among Nebraska Book, Nebraska Book’s current subsidiaries, as guarantors (the “Subsidiary Guarantors”), and Wilmington Trust FSB, as trustee (the “Trustee”) and noteholder collateral agent (the “Noteholder Collateral Agent”) are discussed below.
ABL Credit Agreement
     Pursuant to the ABL Credit Agreement, on the Closing Date, the Company, Nebraska Book and the other Guarantors entered into a new three-year $75 million asset-based revolving facility, which replaces the Existing Facilities. Availability under the ABL Credit Agreement will be based upon monthly (or more frequent under certain circumstances) borrowing base valuations of Nebraska Book’s eligible inventory and accounts receivable and will be reduced by certain reserves in effect from time to time.
     Maturity - The ABL Credit Agreement is scheduled to mature on the earlier of October 2, 2012 and the date that is 91 days prior to the earliest maturity of the Notes, Nebraska Book’s senior subordinated notes, the senior discount notes of NBC, or any refinancing thereof (“Revolving Credit Termination Date”).
     Interest Rates and Fees - Each Eurodollar loan will bear interest for each day during each interest period with respect thereto at a rate per annum equal to the Eurodollar rate determined for such day plus the applicable margin (the “Applicable Margin”) and each base rate loan will bear interest at a rate per annum equal to the base rate plus the Applicable Margin as set forth in the following paragraph.
     The Applicable Margin (a) for base rate loans is 3.50% per annum, (b) for Eurodollar loans is 4.50% per annum, and (c) for swing line loans is 3.50% per annum; provided, that, in each case, six months after October 2, 2009, the Applicable Margin will be determined pursuant to the pricing grid below; provided further, that the Applicable Margin will increase by an additional 1.50% per annum during the period from and including May 15 of any year to but excluding June 30 of the same year and the period from and including December 1 of any year to but excluding January 30 of the next succeeding year (the “Buy-Fund Availability Period”) and will automatically decrease by 1.50% per annum at the end of such Buy-Fund Availability Period. The Company will pay a commission on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar loans.

	Eurodollar
	Rate	Base Rate
	Applicable	Applicable
Average Daily Availability	Margin	Margin
> $50,000,000	4.25	3.25
≤ $50,000,000 but ≥ $25,000,000	4.50	3.50
< $25,000,000	4.75	3.75

     Nebraska Book will pay to the Administrative Agent for the account of each lender a commitment fee for the period from October 2, 2009 to the Revolving Credit Termination Date, computed at the commitment fee rate of either 0.75% or 1.00% depending upon the commitment utilization percentage on the average daily amount of the revolving credit commitment of such lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof. Nebraska Book agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by Nebraska Book and the Administrative Agent.
     Mandatory Prepayments - If at any time Nebraska Book’s outstanding borrowings under the ABL Credit Agreement exceed the lesser of (i) the borrowing base as in effect at such time and (ii) the aggregate revolving commitments as in effect at such time, Nebraska Book will be required to prepay the Revolving Credit Loans to the extent of such excess. Nebraska Book is further required to make prepayments from the net cash proceeds of certain asset sales and debt and equity issuances to the extent (a) an Event of Default (as defined in the ABL Credit Agreement) exists or (b) availability under the ABL Credit Agreement is less than the greater of 25% of the total revolving loan commitments and $18.75 million.
     Voluntary Prepayments - Subject to certain conditions, the ABL Credit Agreement will allow Nebraska Book to voluntarily reduce the amount of the revolving commitments and to prepay the loans without premium or penalty other than customary breakage costs for LIBOR rate contracts.
     Covenants - The ABL Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict Nebraska Book’s ability (as well as those of Nebraska Book’s subsidiaries) to: create liens and encumbrances; incur debt; merge, dissolve, liquidate or consolidate; make acquisitions and investments; dispose of or transfer assets; pay dividends or make other payments in respect of Nebraska Book’s capital stock; amend certain material documents; change the nature of Nebraska Book’s business; make certain payments of debt, including the Notes; engage in certain transactions with affiliates; change Nebraska Book’s fiscal periods; and enter into certain restrictive agreements, in each case, subject to certain qualifications and exceptions.
     In addition, if availability under the ABL Credit Agreement is less than the greater of 20% of the total revolving loan commitments and $15 million, Nebraska Book will be required to maintain a fixed charge coverage ratio of at least 1.10x measured for the last twelve-month period.
     Guarantees and Collateral - Nebraska Book’s indebtedness, obligations and liabilities under the ABL Credit Agreement will be unconditionally guaranteed jointly and severally on a senior secured basis by the Guarantors and Nebraska Book’s future domestic subsidiaries, if any.
     Nebraska Book’s indebtedness, obligations and liabilities under the ABL Credit Agreement and the related guarantees will be secured by a first-priority lien on the ABL Collateral. The ABL Credit Agreement is also secured by a first-priority lien on the Collateral.
     Cash Dominion - If availability under the ABL Credit Agreement is less than the greater of 25% of the total revolving loan commitments and $18.75 million or if there exists an event of default, amounts in any of Nebraska Book’s and the Guarantors’ deposit accounts, other than certain excluded accounts, will be transferred daily into a blocked account held by the administrative agent and applied to reduce the outstanding amounts under the ABL Credit Agreement.

     Events of Default - The ABL Credit Agreement contains customary events of default such as nonpayment of obligations under the credit facility, violation of affirmative and negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy and insolvency events, material judgments, collateral loss provisions, cessation of business, invalidity of the credit documents (or Nebraska Book’s assertion of any such invalidity), change of control and loss of lien perfection or priority.
     The description of the ABL Credit Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the First Lien Amended and Restated Guarantee and Collateral Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.
Section 8 — Other Events
Item 8.01. Other Events.
     The Nebraska Book Notes, governed by the Indenture, bear interest at 10% and were issued at a price equal to 99.5% of their face value. Nebraska Book’s obligations under the Notes are guaranteed by the Subsidiary Guarantors and are secured by second-priority liens, subject to permitted liens and exceptions for excluded assets, on substantially all of Nebraska Book’s and the Subsidiary Guarantors’ tangible and intangible assets, including real property, fixtures and equipment owned or acquired in the future by Nebraska Book and the Subsidiary Guarantors (the “Collateral”).
Indenture
     Pursuant to the Indenture, Nebraska Book issued and sold to the initial purchasers $200.0 million aggregate principal amount at maturity of the Notes. The terms of the Indenture provide that, among other things, the Notes will rank equally in right of payment to all of Nebraska Book’s existing and future senior indebtedness and senior in right of payment to all of Nebraska Book’s existing and future subordinated indebtedness. The guarantees will rank equally in right of payment with all of the Subsidiary Guarantors’ existing and future senior indebtedness and senior in right of payment to all of the Subsidiary Guarantors’ existing and future subordinated indebtedness. The Notes are guaranteed by the Subsidiary Guarantors and are secured by second-priority liens on the Collateral.
     Guarantees - The Subsidiary Guarantors guarantee Nebraska Book’s obligations under the Notes on a senior secured basis. The guarantees of each such Subsidiary Guarantor are secured on a second-priority basis by substantially all of the Subsidiary Guarantors’ tangible and intangible assets, including real property, fixtures and equipment owned or acquired in the future by the Subsidiary Guarantors.
     Collateral - The Notes and the guarantees are secured on a second-priority basis by the Collateral. The Collateral includes mortgage liens on specified properties of Nebraska Book and the Subsidiary Guarantors.
     The Collateral will also include any improvements or additions to the real property, fixtures and equipment that currently form a part of such collateral. Nebraska Book and the Subsidiary Guarantors are also required to pledge any additional real property or related fixtures and equipment acquired after the Closing Date. The Collateral will exclude customary items, such as a portion of the capital stock of non-U.S. subsidiaries (of which there presently are none), and the capital stock of subsidiaries if the pledge of such capital stock results in Nebraska Book being required to file separate financial statements of such subsidiary with the SEC.

     Intercreditor Arrangements - The Collateral securing the Notes and the Subsidiary Guarantees also serves as collateral to secure the obligations of Nebraska Book and the Subsidiary Guarantors under the ABL Credit Agreement on a first-priority. On the Closing Date, Nebraska Book, the Subsidiary Guarantors, the Trustee, on behalf of itself and the holders, and JPMorgan, as administrative agent under the ABL Credit Agreement, entered into an Intercreditor Agreement to define the rights of lenders and certain other parties (the “ABL Credit Agreement Secured Parties”) under the ABL Credit Agreement and related agreements and the holders with respect to the Notes and ABL Collateral. If any other indebtedness ranks equally in right of payment to the Notes (“Pari Passu Lien Indebtedness”) and is permitted by the terms of the Indenture to be secured by the Collateral, the representatives of the holders of such other Pari Passu Lien Indebtedness or indebtedness will also become party to the Intercreditor Agreement and, in the case of such Pari Passu Lien Indebtedness, will designate the Trustee (or any successor) as Collateral Agent on their behalf. The Intercreditor Agreement provides, among other things, that (1) liens on the Collateral securing the Notes will be junior to the liens in favor of the Administrative Agent securing the ABL Credit Agreement obligations, and consequently, the ABL Credit Agreement Secured Parties will be entitled to receive the proceeds from the disposition of any Collateral prior to the holders, (2) during any insolvency proceedings, the Administrative Agent and the Collateral Agent will coordinate their efforts to give effect to the relative priority of their security interests in the Collateral and (3) certain procedures for enforcing the second-priority liens on the Collateral shall be followed. If indebtedness is incurred pursuant to the ABL Credit Agreement and such indebtedness is secured on a first-priority basis by any Collateral held or released by the Administrative Agent and the Notes and the Subsidiary Guarantees are secured on a second-priority basis by any such asset that qualifies as Collateral, then the Collateral Agent and the representative of the holders of such indebtedness will become party to an intercreditor agreement with terms substantially similar to the Intercreditor Agreement.
     Interest Rate - Interest on the Notes accrues at a rate of 10% per annum. Interest on the Notes is payable in cash semiannually in arrears on June 1 and December 1, 2009, commencing on December 1, 2010 and be payable to the holders of record on the May 15 and November 15 immediately preceding the related interest payments dates.
     Redemption Following Public Equity Offering - Prior to December 1, 2011, Nebraska Book may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the net cash proceeds of one or more equity offerings at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that (1) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and (2) the redemption occurs within 90 days after the closing of such equity offering.
     Optional Redemption - At any time prior to December 1, 2011, upon not less than 30 nor more than 60 days’ prior notice, Nebraska Book may redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
     Repurchase upon Change of Control - Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require Nebraska Book to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.
     Other Covenants - The Indenture contains affirmative and negative covenants that, among other things, limit or restrict Nebraska Book’s ability (as well as those of Nebraska Book’s subsidiaries) to: incur additional debt, provide guarantees and issue mandatorily redeemable preferred stock; make certain investments and other restricted payments, including the prepayment of certain indebtedness; create liens; create restrictions on distributions from restricted subsidiaries; engage in specified sales of assets and subsidiary stock; enter into transactions with affiliates; enter new lines of business; engage in consolidation, mergers and acquisitions; and engage in certain sale/leaseback transactions.

     Events of Default - The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.
     The foregoing description of the Indenture and the Notes set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Indenture and the Notes, copies of which are attached hereto as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference, and the Pledge and Security Agreement and the Intercreditor Agreement, which are attached hereto as Exhibits 4.3 and 10.3, respectively, and are incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 4.1	Indenture, dated October 2, 2009, by and among Nebraska Book, the Subsidiary Guarantors and Wilmington Trust FSB, as trustee and noteholder collateral agent.

Exhibit 4.2	Form of 10% Senior Secured Note Due 2011 (included in Exhibit 4.1 as Exhibit A).

Exhibit 4.3	Pledge and Security Agreement, dated October 2, 2009, among Nebraska Book, the Subsidiary Guarantors and Wilmington Trust FSB, as Noteholder Collateral Agent.

Exhibit 10.1	Amended and Restated Credit Agreement, dated October 2, 2009, among Nebraska Book, the Subsidiary Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., as documentation agent.

Exhibit 10.2	First Lien Amended and Restated Guarantee and Collateral Agreement, dated October 2, 2009, among Nebraska Book, the Subsidiary Guarantors and Wilmington Trust FSB, as Collateral Agent.

Exhibit 10.3	Intercreditor Agreement, dated October 2, 2009, by and among Nebraska Book, the Subsidiary Guarantors and Wilmington Trust FSB, as trustee.

Exhibit 99.1	Press Release, dated as of October 5, 2009, of Nebraska Book Company, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBC ACQUISITION CORP.
Date: October 6, 2009	/s/ Alan G. Siemek
Alan G. Siemek
Vice President and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated October 2, 2009, by and among Nebraska Book, the Subsidiary Guarantors and Wilmington Trust FSB, as trustee and noteholder collateral agent.

4.2	Form of 10% Senior Secured Note Due 2011 (included in Exhibit 4.1 as Exhibit A).

4.3	Pledge and Security Agreement, dated October 2, 2009, among Nebraska Book, the Subsidiary Guarantors and Wilmington Trust FSB, as Noteholder Collateral Agent.

10.1	Amended and Restated Credit Agreement, dated October 2, 2009, among Nebraska Book, the Subsidiary Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., as documentation agent.

10.2	First Lien Amended and Restated Guarantee and Collateral Agreement, dated October 2, 2009, among Nebraska Book, the Subsidiary Guarantors and Wilmington Trust FSB, as Collateral Agent.

10.3	Intercreditor Agreement, dated October 2, 2009, by and among Nebraska Book, the Subsidiary Guarantors and Wilmington Trust FSB, as trustee.

99.1	Press Release, dated as of October 5, 2009, of Nebraska Book Company, Inc.